UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020 (September 9, 2020)

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
5.250% Senior Notes due 2026	GM/26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

On September 10, 2020, General Motors Financial Company, Inc. (the “Company”) filed a statement of resolution (the “Statement of Resolution”) with the Secretary of State of the State of Texas establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a series of its preferred stock designated as the Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”), with a liquidation preference of $1,000.00 per share. The Statement of Resolution was filed in connection with the sale of an aggregate of 500,000 shares of Series C Preferred Stock (the “Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to sell the Shares to the Underwriters. The Statement of Resolution became effective on September 16, 2020.

Holders of Series C Preferred Stock are entitled to receive cash dividend payments when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board of directors). Dividends on the Series C Preferred Stock accrue and are payable at a rate per annum equal to (i) 5.700% from September 16, 2020 to, but excluding, September 30, 2030 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate (as defined in the Statement of Resolution included as Exhibit 3.1 to this Current Report on Form 8-K, the “Statement of Resolution”) as of the most recent Reset Dividend Determination Date (as defined in the Statement of Resolution), plus 4.997%, for each Reset Period (as defined in the Statement of Resolution) from, and including, the First Reset Date, in each case, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2021. Dividends on the Series C Preferred Stock are cumulative whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. So long as any share of Series C Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series C Preferred Stock through the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), no dividend will be paid or declared or funds set aside for payment on capital stock ranking junior to the Series C Preferred Stock, no such junior stock will be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and no shares of capital stock ranking on parity with the Series C Preferred Stock will be repurchased, redeemed or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock, subject to certain exceptions. Payment of dividends on the Series C Preferred Stock will be subject to certain legal and other restrictions.

The Series C Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation or winding up: (i) senior to the Company’s common stock and any class or series of the Company’s capital stock expressly stated to be junior to the Series C Preferred Stock; (ii) equally with each other class or series of preferred stock the Company has issued or may issue that is not expressly stated to be senior or junior to the Series C Preferred Stock; and (iii) junior to any class or series of the Company’s capital stock expressly stated to be senior to the Series C Preferred Stock (if the issuance is approved by the requisite vote or consent of the holders of the Series C Preferred Stock and all other series of parity stock that the Company has issued or may issue with like voting rights, voting together as a single class) and to all of the Company’s existing and future debt obligations.

The Series C Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at its option, redeem the Series C Preferred Stock in whole or in part on any Series C Dividend Payment Date (as defined in the Statement of Resolution) on or after the First Reset Date, upon not less than 15 calendar days’ nor more than 60 calendar days’ notice, at a redemption price equal to $1,000.00 per share, plus accumulated and unpaid dividends (whether or not declared), if any, to, but excluding, the date fixed for redemption. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock.

Holders of the Series C Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series C Preferred Stock and the issuance of capital stock ranking senior to the Series C Preferred Stock and as otherwise expressly required by Texas law.

The terms of the Series C Preferred Stock are more fully described in the Statement of Resolution, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On September 16, 2020, the Company closed the public offering of the Shares pursuant to the Underwriting Agreement.

The Shares were sold at a public offering price of $1,000.00 per share and the Underwriters agreed to purchase the shares from the Company at a discount of $15.00 per share. The Company estimates that the net proceeds of the offering of the Shares were approximately $492 million, after deducting the Underwriters’ discounts and commissions and the estimated expenses of the offering. The net proceeds from the offering will be added to the Company’s general funds and will be available for general corporate purposes.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Series C Preferred Stock was made pursuant to a shelf registration statement on Form S-3 (File No. 333-235468) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on December 12, 2019 and became automatically effective. A prospectus supplement, dated September 9, 2020, relating to the Series C Preferred Stock and supplementing the prospectus dated December 12, 2019, was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The legal opinion of Latham & Watkins LLP related to the offering of the Series C Preferred Stock pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2020, by and among General Motors Financial Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $500,000,000 aggregate principal amount of General Motors Financial Company, Inc.’s Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C.

3.1	Statement of Resolution Establishing the Designation of the Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C of General Motors Financial Company, Inc.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: September 16, 2020	By:	/s/ Susan B. Sheffield
Susan B. Sheffield
Executive Vice President and Chief Financial Officer